UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2010
HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
(615) 614-4929

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Healthways, Inc. (the “Company”) included a statement in its proxy statement mailed to its stockholders describing the matters to be voted on at its Annual Meeting of Stockholders held Friday, May 28, 2010 that the Company’s Board of Directors would adopt a policy requiring stockholder approval prior to the Company repurchasing outstanding underwater options. In order to implement this policy, on May 28, 2010, the Board of Directors of the Company approved an amendment to the Company’s 2007 Stock Incentive Plan (the “Plan”) removing the provision that would permit the Company, without stockholder approval, to offer to buy out for a payment in cash, stock or restricted stock, an option that was previously granted under the Plan.
     Additionally, in the future, the Company will consider offsetting dilution stemming from employee equity plans with future share repurchases.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.
By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: May 28, 2010